UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2010

ALL AMERICAN GOLD CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54008	26-0665571
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4839 College Avenue, Indianapolis, Indiana	46205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 317.946.4653

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 7 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our" and the “Company” mean All American Gold Corp., a Wyoming corporation, unless otherwise indicated.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 23, 2010 we entered into three agreements with TAC Gold Inc., a company listed on the Canadian National Stock Exchange, in regards to the acquisition of certain property interests. The interests that we have acquired are as follows:

  An option to acquire a 70% interest in a mineral exploration property called the “Belleville” property in Mineral County, Nevada. TAC Gold has an underlying option agreement with Minquest Inc. for the acquisition of a 100% interest in the property (under which agreement Minquest has retained a 3% net smelter return royalty);

  An option to acquire a 35% interest in a mineral exploration property called the “Goldfield West” property in Esmeralda County, Nevada. TAC Gold has an underlying option agreement with Minquest Inc. for the acquisition of a 100% interest in the property; and

  A right of first refusal on an additional exploration property called the “Iowa Canyon” property in Ladner County, Nevada for period of 12 months.

Pursuant to the terms of the above noted option agreements, we have assumed the obligations of TAC Gold under their option agreements with Minquest.

Belleville Property

In order to earn the 70% interest in the Belleville property, we are required to make aggregate cash payments of $170,000 over a six year period and incur an aggregate of $1,320,000 in exploration expenditures over a seven year period.

Pursuant to the underlying option agreement between TAC Gold and Minquest, TAC Gold is required to issue an aggregate of 700,000 shares of its common stock to Minquest over the term of the underlying option agreement. Pursuant to our option agreement with TAC Gold, we are obligated to reimburse TAC Gold in either cash or restricted shares of our common stock for the fair market value of the TAC Gold shares that are issued to Minquest.

Below is a detailed schedule of the payments, exploration expenditures and stock issuances that are required under the option agreement for the Belleville property between our company and TAC Gold.

All American’s Portion
Anniversary Date	Payment	Share Issuance	Property Expenditure

August 4, 2010	Paid by TAC	TBD	Paid by TAC
August 4, 2011	$20,000	TBD	$120,000
August 4, 2012	$30,000	TBD	$150,000
August 4, 2013	$30,000	TBD	$200,000
August 4, 2014	$40,000	TBD	$200,000
August 4, 2015	$50,000	TBD	$250,000
August 4, 2016	$0	TBD	$400,000

TOTALS	$170,000		$1,320,000

Goldfield West Property

In order to earn the 35% interest in the Goldfield West property, we are required to make the following payments:

1.	to pay TAC Gold $200,000 on the date of execution of the option agreement (paid on September 14, 2010) and $100,000 by November 21, 2010 (paid on November 24, 2010);

2.	aggregate cash payments of $98,000 over a seven year period; and;

3.	incur an aggregate of $770,000 in exploration expenditures over a seven year period.

Upon payment of the $300,000 to TAC Gold Inc. (paid as to $200,000 on September 14, 2010 and $100,000 on November 24, 2010), we earned a 35% interest in the Goldfield West Property. In order to maintain this 35% interest, we are required to aggregate cash payments of $98,000 over a seven year period and incur an aggregate of $770,000 in exploration expenditures over a seven year period as described in the table below.

Pursuant to the underlying option agreement between TAC Gold and Minquest, TAC Gold is required to issue an aggregate of 1,100,000 shares of its common stock to Minquest over the term of the underlying option agreement. Pursuant to our option agreement with TAC Gold, we are obligated to reimburse TAC Gold in either cash or restricted shares of our common stock for the fair market value of the TAC Gold shares that are issued to Minquest.

Below is a detailed schedule of the payments, exploration expenditures and stock issuances that are required under the option agreement for the Goldfield West property between our company and TAC Gold.

All American’s Portion	35% of Goldfield West		35% of Goldfield West
Payment Date	Payment	Share Issuance	Property Expenditure

September 14, 2010	$200,000 (paid)	Nil	Nil
November 21, 2010	$100,000 (paid)	Nil	Nil
January 20, 2011	$7,000	TBD	$70,000
January 20, 2012	$10,500	TBD	$70,000
January 20, 2013	$10,500	TBD	$87,500
January 20, 2014	$14,000	TBD	$105,000
January 20, 2015	$14,000	TBD	$122,500
January 20, 2016	$17,500	TBD	$140,000
January 20, 2017	$24,500	TBD	$175,000

TOTALS	$398,000		$770,000

The description of the above agreements with TAC Gold and Minquest are qualified in their entirety by reference to the copies of such agreements included as exhibits to our Current Report on Form 8-K filed on August 26, 2010.

Iowa Canyon Property

We hold a right of first refusal on an additional exploration property called the “Iowa Canyon” property in Lander County, Nevada through to August 23, 2011. Recent exploration efforts have discovered multiple episodes of precious metals mineralization over a district-wide scale. Gold is hosted in a variety of rock types including silicified Tertiary volcanic and volcanoclastic sediments, quartz veins, quartz stockwork zones, carbon-rich Paleozoic sediments, and as jasperoid replacements of lower plate calcareous sediments.

This project represents a high-quality exploration opportunity. Gold and silver mineralization is found in upper and lower plate rocks, hypabyssal dikes or sills, and within Tertiary volcanics and volcanoclastics.

The lower plate Hanson Creek Formation, a favorable host rock for Carlin style mineralization, has been identified in outcrop as well as drilling on the north, east and west portions of the Iowa Canyon Property.

Plans for the property have not yet been concluded and we will not formulate specific plans until we have had the opportunity to fully review all the available information on the property.

Because we were a shell company before we entered into the above agreements, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an exploration stage resource company, and are primarily engaged in the exploration for and development in the properties in which we have acquired interests. For further details on our business, please see the section entitled “Business” beginning on page 4.

BUSINESS

General Overview

We were incorporated in the State of Wyoming on May 16, 2006 under the name “Osprey Ventures, Inc.”. Since inception, we have been an exploration stage company engaged in the acquisition, exploration and development of mineral properties.

On April 22, 2007, as amended on May 15, 2009, we optioned a 25 percent interest in a gold exploration and mining property referred to as the Gao Feng Mining Property in north-western Jiangxi Province, China by entering into an Option To Purchase And Royalty Agreement with Jiujiang Gao Feng Mining Industry Limited Company (“Jiujiang”) of Jiangxi City, Jiangxi Province, China, the beneficial owner of the property, an arms-length Chinese corporation, to acquire an interest in the property by making certain expenditures and carrying out certain exploration work.

On September 13, 2008, Mr. Bruce D. Jackson and Mr. Stephen B. Jackson resigned as directors and officers of our company. Additionally, on September 13, 2008, we appointed Mr. James Yiu (Yiu Yeung Lung James) and Mr. Ma Cheng Ji as directors of our company and approved the appointment of Mr. James Yiu (Yiu Yeung Lung James) as President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of our company.

Effective July 22, 2010, Mr. James Yiu (Yiu Yeung Lung James) resigned as a director and officer of our company. As a result, we appointed Mr. Ma Cheng Ji as our President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer.

On September 10, 2010, our sole director and a majority of our stockholders approved a one (1) for ten (10) forward stock split of our issued and outstanding shares of common stock. Effective October 15, 2010, our issued and outstanding shares increased from 9,040,000 shares of common stock to 90,400,000 shares of common stock, all with a par value of $0.001.

Also effective October 15, 2010, the Wyoming Secretary of State accepted for filing of an Articles of Amendment, wherein we have effected an amendment to our Articles of Incorporation to change our name from Osprey Ventures Inc. to All American Gold Corp. and to increase the authorization number of shares of our common stock from 200,000,000 to 800,000,000 shares, par value of $0.001.

The name change and the increase of our authorized common stock were approved on September 10, 2010 by 55.3% of the holders of our common stock by way of a written consent resolution. Our definitive Schedule 14C, Information Statement, was filed on September 27, 2010.

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on October 15, 2010. Our new CUSIP number is 01643V102.

On December 1, 2010, Mr. Ma Cheng Ji resigned as our president, secretary, treasurer, chief executive officer and chief financial officer. Mr. Ji will remain as a director of our company.

As a result of Mr. Ji’s resignation, we appointed Mr. Brent Welke as a director, president, secretary, treasurer, chief executive officer and chief financial officer of our company.

Our board of directors now consists of Mr. Ma Cheng Ji and Mr. Brent Welke.

In conjunction with Mr. Welke’s appointment, we entered into a consulting agreement with Brent Welke, for a term of 36 months, whereby Mr. Welke has agreed to provide our company with various consulting services as president, secretary, treasurer, chief executive officer, chief financial officer and director of our company. As compensation, we have agreed to issue 2,500,000 restricted shares of our common stock as well as pay US$1,000 on the first day of each of the 36 months, pursuant to the terms of the consulting agreement.

On August 23, 2010 we entered into three agreements with TAC Gold Inc., a company listed on the Canadian National Stock Exchange, in regards to the acquisition of certain property interests. The interests that we have acquired are as follows:

  An option to acquire a 70% interest in a mineral exploration property called the “Belleville” property in Mineral County, Nevada. TAC Gold has an underlying option agreement with Minquest Inc. for the acquisition of a 100% interest in the property (under which agreement Minquest has retained a 3% net smelter return royalty);

  An option to acquire a 35% interest in a mineral exploration property called the “Goldfield West” property in Esmeralda County, Nevada. TAC Gold has an underlying option agreement with Minquest Inc. for the acquisition of a 100% interest in the property; and

  A right of first refusal on an additional exploration property called the “Iowa Canyon” property in Ladner County, Nevada for period of 12 months.

Pursuant to the terms of the above noted option agreements, we have assumed the obligations of TAC Gold under their option agreements with Minquest.

A map of the overall locations of the three optioned properties follows:

Belleville Property

In order to earn the 70% interest in the Belleville property, we are required to make aggregate cash payments of $170,000 over a six year period and incur an aggregate of $1,320,000 in exploration expenditures over a seven year period.

Pursuant to the underlying option agreement between TAC Gold and Minquest, TAC Gold is required to issue an aggregate of 700,000 shares of its common stock to Minquest over the term of the underlying option agreement. Pursuant to our option agreement with TAC Gold, we are obligated to reimburse TAC Gold in either cash or restricted shares of our common stock for the fair market value of the TAC Gold shares that are issued to Minquest.

Below is a detailed schedule of the payments, exploration expenditures and stock issuances that are required under the option agreement for the Belleville property between our company and TAC Gold.

All American’s Portion
Anniversary Date	Payment	Share Issuance	Property Expenditure

August 4, 2010	Paid by TAC	TBD	Paid by TAC
August 4, 2011	$20,000	TBD	$120,000
August 4, 2012	$30,000	TBD	$150,000
August 4, 2013	$30,000	TBD	$200,000
August 4, 2014	$40,000	TBD	$200,000
August 4, 2015	$50,000	TBD	$250,000
August 4, 2016	$0	TBD	$400,000

TOTALS	$170,000		$1,320,000

Goldfield West Property

In order to earn the 35% interest in the Goldfield West property, we are required to make the following payments:

1.	to pay TAC Gold $200,000 on the date of execution of the option agreement (paid on September 14, 2010) and $100,000 by November 21, 2010 (paid on November 24, 2010);

2.	aggregate cash payments of $98,000 over a seven year period; and;

3.	incur an aggregate of $770,000 in exploration expenditures over a seven year period.

Upon payment of the $300,000 to TAC Gold Inc. (paid as to $200,000 on September 14, 2010 and $100,000 on November 24, 2010), we earned a 35% interest in the Goldfield West Property. In order to maintain this 35% interest, we are required to aggregate cash payments of $98,000 over a seven year period and incur an aggregate of $770,000 in exploration expenditures over a seven year period as described in the table below.

Pursuant to the underlying option agreement between TAC Gold and Minquest, TAC Gold is required to issue an aggregate of 1,100,000 shares of its common stock to Minquest over the term of the underlying option agreement. Pursuant to our option agreement with TAC Gold, we are obligated to reimburse TAC Gold in either cash or restricted shares of our common stock for the fair market value of the TAC Gold shares that are issued to Minquest.

Below is a detailed schedule of the payments, exploration expenditures and stock issuances that are required under the option agreement for the Goldfield West property between our company and TAC Gold.

All American’s Portion	35% of Goldfield West		35% of Goldfield West
Payment Date	Payment	Share Issuance	Property Expenditure

September 14, 2010	$200,000 (paid)	Nil	Nil
November 21, 2010	$100,000 (paid)	Nil	Nil
January 20, 2011	$7,000	TBD	$70,000
January 20, 2012	$10,500	TBD	$70,000
January 20, 2013	$10,500	TBD	$87,500
January 20, 2014	$14,000	TBD	$105,000
January 20, 2015	$14,000	TBD	$122,500
January 20, 2016	$17,500	TBD	$140,000
January 20, 2017	$24,500	TBD	$175,000

TOTALS	$398,000		$770,000

Iowa Canyon Property

We hold a right of first refusal on an additional exploration property called the “Iowa Canyon” property in Lander County, Nevada through to August 23, 2011. Recent exploration efforts have discovered multiple episodes of precious metals mineralization over a district-wide scale. Gold is hosted in a variety of rock types including silicified Tertiary volcanic and volcanoclastic sediments, quartz veins, quartz stockwork zones, carbon-rich Paleozoic sediments, and as jasperoid replacements of lower plate calcareous sediments.

This project represents a high-quality exploration opportunity. Gold and silver mineralization is found in upper and lower plate rocks, hypabyssal dikes or sills, and within Tertiary volcanics and volcanoclastics.

The lower plate Hanson Creek Formation, a favorable host rock for Carlin style mineralization, has been identified in outcrop as well as drilling on the north, east and west portions of the Iowa Canyon Property.

Plans for the property have not yet been concluded and we will not formulate specific plans until we have had the opportunity to fully review all the available information on the property.

The description of the above agreements with TAC Gold and Minquest are qualified in their entirety by reference to the copies of such agreements included as exhibits to our Current Report on Form 8-K filed on August 26, 2010.

Effective November 23, 2010, we issued $355,500 in non-interest bearing convertible notes to a single arms length creditor. All or any portion of the amounts due under the convertible notes, which mature on November 23, 2015, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of seventy five percent (75%) of our average closing bid prices for the ten trading days immediately preceding the date that we receive notice of conversion of the convertible notes.

The issuance of the convertible notes and the securities issuable upon conversion of the convertible notes was made pursuant to the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation S promulgated thereunder. The creditors are not a U.S. persons (as that term is defined in Regulation S).

During February 16, 2010 to March 3, 2010, we conducted our initial exploration activities (Phase I Exploration Program) on the Gao Feng Property. We and Jiujiang retained the services of the Jiujiang Geological Engineering Group Company, Gao Fenglin and C. Wong to carry out the first phase of the work program, Gao Fenglin’s, Senior Engineer, recommended a two-phase exploration program to properly evaluate the potential of the property and with C. Wong, Senior Engineer, we carried out the first phase of the planned two-phase exploration program.

On January 25, 2011, we received a report entitled “Geological Report of the Phase I Exploration Program on the Gaofeng Gold Property, Dexing City, Jiangxi, China” which is a summary of the work completed in 2010 with recommendations for a proposed second phase of exploration.

The phase I exploration program undertaken between February 16 and March 3, 2010, consisted of the establishment of a full grid of the area with permanent posts for future reference, an airborne electromagnetic and magnetic survey of the Gaofeng property and included an area one kilometre north, south, east and west of the property boundaries with a number of rock, till and geological samples being taken from the area.

All of the work contemplated under the phase I exploration program was completed with the exception of the diamond drilling. The drill rig that had been contracted ran into unexpected mechanical problems shortly after commencing work. As a result, the drill portion of the program was only marginally carried out. The parties verbally agreed to delay further diamond drilling until phase II. This allowed for a significant increase in the base geological work, a widening of the area subject to review and the taking of a greater number of samples for analysis.

The overall evaluations of the previous exploration programs were confirmed. Although few mineral values of interest were determined, vein structures and significant conductors were followed off the property to the east and north. The strongest anomalies were confirmed as being along the north margin of the claim and were continually traced more than one kilometre north of the existing claims boundary.

Our board of directors reviewed the report, contemplated the costs involved for future exploration of the property as well as considered the risk-reward prospects and had discussions with our Chinese partner Jiujiang Gao Feng Mining Industry Limited Company. Our board has decided that in light of the high cost of proceeding forward to a second phase of exploration given the high risk involved and the relatively lower risks attached to expending the equivalent funds on our Nevada properties, that it is no longer in the best interests of our company to continue with the Gaofeng project given the poor results of the first phase of exploration. We have elected to terminate the Option and Royalty Agreement with Jiujiang Gao Feng Mining effective January 31, 2011, and have so notified Jiujiang of our decision. No further work will be carried out on the Gaofeng project by our company.

Business Subsequent to the Mineral Property Option Agreements

We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001 and our business office is located at 4839 North College Avenue, Indianapolis, Indiana 46205.

Other than as set out herein, we have not been involved in any bankruptcy, receivership or similar proceedings, nor have we been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties, To date, we do not know if an economically viable mineral reserve exists on our properties and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on one of our properties, there can be no assurance that we will be able to develop thisproperty into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to complete the terms of the Belleville Option Agreement and the Goldfield West Option Agreement and to conduct exploration activities on each of the properties. For a description of our properties please see the section entitled “Properties” beginning on page 20.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the past two fiscal years.

Employees

Currently, we do not have any employees. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

We need to continue as a going concern if our business is to succeed, if we do not we will go out of business.

Our registered public accounting firm’s report to our audited financial statements for the year ended May 31, 2010 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are our lack of sufficient working capital, significant operating losses, our failure to attain profitable operations and our dependence upon adequate financing to pay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose their investments.

Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claim may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claim and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.

Because we have commenced limited business operations, we face a high risk of business failure.

We are preparing to commence exploration on our Belleville property in the near term. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on May 17, 2006 and have been involved primarily in organizational activities, acquisition and exploration of our mineral properties. We have not earned any revenues as of the date of this Current Report on Form 8-K.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the mineral claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We lack an operating history and we expect to have losses in the future.

We have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

  Our ability to locate a profitable mineral property;

  Our ability to generate revenues; and

  Our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold, that production will be profitable. Even if we are successful in discovering gold or other mineralized material we may not be able to realize a profit from its sale. If we cannot make a profit, we may have to cease operations.

We have no known ore reserves. We have not identified any gold on the mineral claims and we cannot guarantee that we will ever find any gold. Even if we find that there is gold on our mineral claims, we cannot guarantee that we will be able to recover the gold. If we cannot find gold or it is not economical to recover the gold, we will have to cease operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our mineral claims may contain mineralized material. If we do not find mineralized material, we will cease operations.

If we become subject to onerous government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under the mining laws of the jurisdictions in which our properties are located, we are required to obtain work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws do not affect our current exploration plans, if we proceed to commence drilling operations on the mineral claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Because of the speculative nature of exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of new commercially exploitable quantities of minerals.

We plan to continue to source exploration mineral claims. The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that additional exploration on our properties will establish that additional commercially exploitable reserves of gold exist on our properties Problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and often result in exploration efforts being unsuccessful. The additional potential problems include, but are not limited to, unanticipated problems relating to exploration and attendant additional costs and expenses that may exceed current estimates. These risks may result in us being unable to establish the presence of additional commercial quantities of ore on our mineral claims with the result that our ability to fund future exploration activities may be impeded.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers' duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation. Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold, that production will be profitable.

We have no known ore reserves. We have not identified any gold on our properties and we cannot guarantee that we will ever find any gold. We did not rely upon any expert advice in selecting the property for the exploration. Even if we find that there is gold on our properties, we cannot guarantee that we will be able to recover the gold. Even if we recover the gold, we cannot guarantee that we will make a profit. If we cannot find gold or it is not economical to recover the gold, we will have to cease operations.

Rain and snow may make the road leading to our property impassable. This will delay our proposed exploration operations and could prevent us from working.

While we do not plan to conduct our exploration year round, it is possible that when we plan to proceed with exploration that snow or rain could cause roads leading to our claims to be impassable. When roads are impassable, we are unable to work.

Because we are small and do not have much capital, we must limit our exploration and consequently may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although our property may contain mineralized material. If we do not find mineralized material, we will cease operations.

As we face intense competition in the mining industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

The mining industry is intensely competitive in all of its phases. Competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration and development programs may be slowed down or suspended.

Trading of our stock may be restricted by the SEC's Penny Stock Regulations which may limit a stockholder's ability to buy and sell our stock.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Effective November 23, 2010, we issued $355,500 in non-interest bearing convertible notes to a single arms length creditor. All or any portion of the amounts due under the convertible notes, which mature on November 23, 2015, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of seventy five percent (75%) of our average closing bid prices for the ten trading days immediately preceding the date that we receive notice of conversion of the convertible notes.

The issuance of the convertible notes and the securities issuable upon conversion of the convertible notes was made pursuant to the exemption from registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”) provided by Regulation S promulgated thereunder. The creditor is a non-U.S. person (as that term is defined in Regulation S).

Cash Requirements

We intend to conduct exploration activities on our newly optioned properties over the next twelve months. We estimate our operating expenses and working capital requirements for the next twelve month period to be as follows:

Estimated Funding Required During the Next 12 Months
Expenditures	Amount
Operating expenses	$50,000
Goldfields West costs	125,000
Belleville exploration	125,000
Iowa Canyon costs	50,000
Working Capital	50,000
Total	$400,000
Cash on hand, November 30, 2010	$30,864

We are not aware of any known trends, demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in our liquidity increasing or decreasing in any material way.

Effective November 23, 2010, we issued $355,500 in non-interest bearing convertible notes to a single arms length creditor. All or any portion of the amounts due under the convertible notes, which mature on November 23, 2015, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of seventy five percent (75%) of our average closing bid prices for the ten trading days immediately preceding the date that we receive notice of conversion of the convertible notes. The funds received from the convertible notes were used to make the payments that were due to TAC Gold under the option agreements.

We will require additional financing in order to enable us to proceed with our plan of operations, as discussed above, including approximately $400,000 over the next 12 months to pay for our ongoing expenses. These expenses include general and administrative, exploration costs, property payments and future property acquisitions. These cash requirements are in excess of our current cash and working capital resources. Accordingly, we will require additional financing in order to continue operations and to repay our liabilities. There is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

Results of Operations for the Three and Six Months ended November 30, 2010 and 2009

Three and Six month Summary ending November 30, 2010 and 2009

		Three Months Ended
		November 30
		2010		2009
Revenue	$	Nil	$	Nil
Expenses		$35,128		$8,809
Net Loss		$(35,128)		$(8,809)

		Six Months Ended
		November 30
		2010		2009
Revenue	$	Nil	$	Nil
Expenses		$341,148		$15,954
Net Loss		$(341,148)		$(15,954)

Expenses

Total Expenses

Total expenses were $35,128 in the quarter ended November 30, 2010, and $8,809 for the similar period in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $341,148 and $15,954 respectively. A total of $473,948 in expenses has been incurred since inception on May 17, 2006, through November 30, 2010. These costs have and will vary from quarter to quarter based on the level of general corporate activity, exploration operations and capital raising and increased significantly in the six month period under discussion as a result of our entering into option agreements to obtain new exploration properties in the United States.

Bank Charges

We incurred $452 in bank and related fees for the quarter ended on November 30, 2010, and $43 for the similar period in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $452 and $140 respectively. From inception on May 17, 2006, we have incurred a total of $1,362 in bank charges. This cost category should generally have little variance between quarters.

Loss on Currency Exchange

We incurred no costs or gains in currency exchange in the quarter ended on November 30, 2010, and gained $3 for the similar quarter in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $0 (nil) and a gain of $3 respectively. From inception on May 17, 2006, to November 30, 2010, we have incurred a total of $777 in losses on currency exchange.

Interest Expense on Promissory Note and Lines of Credit

On April 16, 2010, a director, through a wholly owned corporation loaned $20,000 to our company in the form of a promissory note which bears interest at the rate of 5% and is due and payable on April 30, 2011; in the current quarter he added $5,000 to that note yielding a total payable under the note of $25,000 at the end of the current quarter. During the quarter we incurred $249 for the interest due on the advance. During the similar period in 2009 there was $191 in such charges or accruals. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $501 and $553 respectively. From inception on May 17, 2006, we have incurred a total of $2,145 in interest payable on advances. In the future this cost category will change based on whether there are advances or loans from related parties.

Interest Expense on Convertible Note

On November 10, 2010, we issued $355,500 in non-interest bearing convertible notes to a single creditor in exchange for cash proceeds used to make the payment due to TAC Gold under the Goldfields option agreement in the amount of $300,000 as well as $55,500 which was allocated to working capital. All or any portion of the amounts due under the convertible notes, which mature on August 23, 2015, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of seventy five percent (75%) of the average closing bid prices for the ten trading days immediately preceding the date that we receive notice of conversion of the convertible notes. In accordance with ASC 470-20, we determined that there was a beneficial conversion feature on the convertible notes with an intrinsic value of $118,500. Our company recorded $118,500 as additional paid-in capital and reduced the carrying value of the convertible notes to $237,000. The carrying values of the convertible notes are to be accreted over the term of the convertible notes up to their face value of $355,500. During the period ended November 30, 2010, we accreted interest of $3,237; there were no similar charges or accretions in the past. As at November 30, 2010, the carrying value of the convertible notes totaled $240,237.During the quarter we incurred $249 for the interest due on the advance. From inception on May 17, 2006, we have incurred a total of $3,237 in interest accretable on such notes. In the future this cost category will change based on whether there are such advances from related or arms length parties.

Office Expenses

We incurred $1,436 in office expenses for the quarters ended November 30, 2010, and $3,150 in the similar period in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $1,436 and $3,150 respectively. For the period May 17, 2006 (inception), through November 30, 2010, a total of $13,683 has been spent on office related expenses. Cost items included are telephone, facsimile, courier, photocopying, postage, website design and operation and general office expenses and services. This category will vary based on overall business activity as well as financing activities.

Professional Fees

We incurred $13,715 in professional fees for the quarter ended on November 30, 2010, and $2,409 for the 2009 period. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $15,581 and $7,039 respectively. From inception on May 17, 2006, we have incurred a total of $64,850 in professional fees mainly spent on legal and accounting matters. This cost category will vary in spending depending on legal, accounting and new business activities.

Corporate Services

We incurred $1,000 in corporate service fees for the quarter ended on November 30, 2010, and $0 (nil) in the similar quarter in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $1,000 and $0 (nil) respectively. From inception on May 17, 2006, we have incurred a total of $6,000 in corporate service fees.

Public Relations

We incurred $3,348 in public relations and related costs for the quarters ended on November 30, 2010, and $0 (nil) for the similar period in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $3,348 and $0 (nil) respectively. From inception on May 17, 2006, we have incurred a total of $4,138 in public relations fees.

Registration and Filing Fees

We incurred $9,785 in registration and filing fee expenses for the quarter ended on November 30, 2010, and $1,084 for the similar period in 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $10,828 and $1,204 respectively. From inception on May 17, 2006, we have incurred a total of $17,752 in registration and filing fees. This cost category will vary depending on the capital raising activities of our company but otherwise consists of the cost of filing our current reports, annual reports, quarterly reports and general meeting information on EDGAR.

Management Fees and Compensation

On January 1, 2009, we entered into a management services agreement with James Yiu, our former senior officer and director to manage the affairs of our company through the payment of HK $5,000 per month (approximately US $645). No management fee costs were incurred in the current quarter while $1,935 was incurred for the quarter ended November 30, 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $0 (nil) and $3,871 respectively. For the period May 17, 2006 (inception), through May 31, 2010, we have incurred $7,977 on such expenses. On December 31, 2009, Mr. Yiu elected not to renew the agreement as the result of our inability to generate the cash flow required to sustain such an expense.

Transfer Agent Fees

We incurred $1,622 on transfer agent costs and attendant expenses in the quarter ended November 30, 2010, while $0 (nil) was spent in the similar period of 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $2,122 and $0 (nil) respectively. For the period May 17, 2006 (inception), through May 31, 2010, a total of $8,097 has been spent on transfer agent expenses.

Resource Property Exploration Expenses - China

We did not incur any costs in regards to the Gao Feng property in China during the current quarter or the similar period in 2009 or in the six month periods ended November 30, 2010, and 2009. For the period May 17, 2006 (inception) through May 31, 2010, we incurred $20,000 in total on expenses in the exploration and holding of our optioned mineral property in China. This category will vary based on overall exploration activity.

Goldfield West Option Exploration and Acquisition Expenses

We incurred $0 (nil) in the current period as part of the exploration and filing expenses of the Goldfield West acquisition in Nevada and no such costs were expended in the similar quarter ended November 30, 2009. We incurred $302,359 in acquisition and exploration costs on the property in the six months ended November 30, 2010 with no such expenditures in the similar period in 2009. For the period May 17, 2006 (inception) through May 31, 2010, we have incurred $302,359 in total on expenses in the acquisition of the option on the Goldfields West property.

Belleville and Iowa Canyon Exploration and Acquisition Expenses

We incurred $0 (nil) in the current period as part of the exploration or acquisition expenses of either of the Belleville or Iowa Canyon acquisitions in Nevada and no such costs were expended in the similar quarter ended November 30, 2009. We incurred $0 (nil) in acquisition and exploration costs on the properties in the six months ended November 30, 2010, with no such expenditures in the similar period in 2009. For the period May 17, 2006 (inception) through May 31, 2010, we have incurred $0 (nil) in total on expenses in the acquisition of the option or the exploration of the Belleville or Iowa Canyon properties.

Travel and Meal Expenses

We incurred $284 on travel and meal costs in the quarter ended on November 30, 2010, and $0 (nil) was spent in the similar quarter of 2009. For the six month periods ended November 30, 2010, and November 30, 2009, the comparative values were $284 and $0 (nil) respectively. For the period May 17, 2006 (inception), through November 30, 2010, a total of $5,971 has been spent on travel and meal expenses.

We continue to carefully control our expenses and overall costs as we move forward with the development of our business plan. We do not have any employees and engage personnel through outside consulting contracts or agreements or other such arrangements, including for legal, accounting and technical consultants.

Revenue

We have not earned any revenues since our inception and we do not anticipate earning revenues in the upcoming quarter.

Equity Compensation

We currently do not have any stock option or equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital

	At November 30, 2010	At May 31, 2010
Current Assets	$31,864	$10,126
Current Liabilities	$268,012	$23,626

Working Capital (Deficit)	$(236,148)	$(13,500)

For the next 12 months we plan to expend a total of approximately $300,000 in respect of our mineral properties in which we have an option to acquire.

We estimate that we will spend approximately $50,000 on general and administrative expenses, over the next 12 months.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our budgeted expenses. Additionally, there is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

Effective November 23, 2010, we issued $355,500 in non-interest bearing convertible notes to a single arms length creditor. All or any portion of the amounts due under the convertible notes, which mature on November 23, 2015, may be converted at any time, at the option of the holder, into common shares of our company at a conversion price of seventy five percent (75%) of our average closing bid prices for the ten trading days immediately preceding the date that we receive notice of conversion of the convertible notes. The funds received from the convertible notes were used to make the payments that were due to TAC Gold under the option agreements.

Other than described above, we do not have any arrangements for additional financing for the expansion of our exploration operations, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

Results of Operations for the Fiscal Years ended May 31, 2010 and May 31, 2009

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended May 31, 2010 and 2009.

Our operating results for the years ended May 31, 2010 and 2009 are summarized as follows:

		Year Ended
		May 31
		2010		2009
Revenue	$	Nil	$	Nil
Expenses		$77,051		$21,286
Net Loss		$(77,051)		$(21,286)

Expenses

Total Expenses

Operating expenses for the year ended May 31, 2010, increased by 262% compared to the similar period in 2009. During the past year we commenced our business plan and started the exploration work on our optioned mineral property. Consulting services were incurred for our future development and we formally retained a transfer agent with the related attendant expenses. During the year ended May 31, 2010, we incurred operating expenses of $77,051 as compared to $21,286 for the prior year and a total of $132,800 for the period from inception on May 17, 2006, to May 31, 2010.

Banking and Related Charges

We incurred $337 in banking and related charges in the current fiscal year while $153 was incurred for the year ended May 31, 2009. For the period May 17, 2006 (inception) through May 31, 2010 we incurred a total of $910 on such expenses.

Loss on Currency Exchange

We incurred a $3 gain in currency exchange for the year ended May 31, 2010, and lost $426 for the year ended May 31, 2009. From inception on May 17, 2006, to May 31, 2010, we have incurred a total of $777 in losses on currency exchange.

Interest Expense on Promissory Notes and Advances

On April 16, 2010, a director, through a wholly owned corporation loaned $20,000 to our company in the form of a promissory note which bears interest at the rate of 5% and is due and payable on April 30, 2011. $868 in interest costs regarding notes payable and advances from officers and other related parties which had been arranged in prior fiscal years as well as the referenced advance were incurred in the current fiscal year; $730 was incurred for the period ended May 31, 2009. All other advances and loans were paid in full, including accrued interest, prior to the end of the year. For the period May 17, 2006 (inception) through May 31, 2010, we incurred a total of $1,644 on such expenses.

Professional Fees

We incurred $13,952 in professional fees for the fiscal year ended on May 31, 2010, and $12,605 in the previous fiscal year. From inception to May 17, 2006, we have incurred $49,270 in professional fees mainly spent on legal, consulting and accounting matters. This expense category will vary depending on corporate capital raising activities.

Office Expenses

We incurred $8,334 in office costs in the past year. By comparison, $119 was incurred for previous fiscal year ended May 31, 2009. For the period May 17, 2006 (inception), through May 31, 2010, a total of $12,247 has been spent on office related expenses. Office costs increased in the most recent year as we completed the filing of our S-1 registration statement and related issuance of shares and commenced our business plan with the field work on the phase I exploration program for the Gao Feng mineral property.

Management Fees and Compensation

On January 1, 2010, we entered into a management services agreement with James Yiu, our former senior officer and director to manage the affairs of our company through the payment of HK $5,000 per month (approximately US $645) for a one year period. $4,752 in management fee costs were incurred in the current fiscal year while $3,225 was incurred for the year ended May 31, 2009. For the period May 17, 2006 (inception) through May 31, 2010, we incurred $7,977 on such expenses. On December 31, 2009, Mr. Yiu elected not to renew the agreement as the result of our inability to generate the cash flow required to sustain such an expense.

Registration and Filing Fees

We incurred $2,895 in registration and filing fees for the year ended May 31, 2010, and $4,028 for the year ended May 31, 2009. For the period May 17, 2006 (inception), through May 31, 2009, $6,923 was recorded for such costs. This category will vary from year to year dependent on the filing activities of our company with various regulators.

Consulting Fees

We incurred $15,000 in consulting fees for the year ended May 31, 2010, and $0 (nil) for the year ended May 31, 2009. For the period May 17, 2006 (inception), through May 31, 2009, $15,000 was recorded for such costs. This category will vary from year to year dependent on corporate capital raising and potential acquisition activities. During the past year the fees were incurred mainly for advice on potential acquisitions and listing and quotation service options available to our company.

Resource Property Exploration Expenses

We incurred $20,000 for our portion of the costs pertaining to the phase I exploration program on our optioned exploration property, the Gao Feng gold property, which were incurred in the year ended May 31, 2010, while no such expenses were incurred in the past. From inception on May 17, 2006, we have incurred a total of $20,000 in resource property exploration expenses. This cost category will vary based on overall exploration activity.

Travel and Meal Expenses

We incurred $4,941 on travel and meal costs in the year ended on May 31, 2010, while $0 (nil) was spent in the corresponding period for 2009. For the period May 17, 2006 (inception), through February 28, 2010, a total of $5,687 has been spent on travel and meal expenses.

Transfer Agent Fees

We incurred $5,975 on transfer agent costs and attendant expenses in the year ended on May 31, 2010, while $0 (nil) was spent in the corresponding periods for 2009. For the period May 17, 2006 (inception), through May 31, 2010, a total of $5,975 has been spent on transfer agent expenses.

Revenue

We have not earned any revenues since our inception and we do not anticipate earning revenues in the upcoming quarter.

Liquidity and Financial Condition

Working Capital

	At May 31, 2010	At May 31, 2009
Current Assets	$10,126	$96
Current Liabilities	$23,626	$28,545

Working Capital (Deficit)	$(13,500)	$(28,449)

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our budgeted expenses. Additionally, there is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations or to repay our liabilities.

Going Concern

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

PROPERTIES

Our facilities: As of the date of this current report, our executive, administrative, and operating offices are located at 4839 College Avenue, Indianapolis, Indiana 46205. Currently, these facilities are provided to us by Mr. Brent Welke, a director and our President, without charge, but such arrangement may be cancelled at anytime without notice. Specific direct expenses incurred such as telephone and secretarial services are charged at cost on a quarterly basis. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

Property held by us: As of the date of this current report on Form 8-K, we hold options to acquire interests in the Belleville property and the Goldfield West property and hold a right of first refusal on a property known as the “Iowa Canyon” property. For a description of the option agreements, please see the section entitled “Business” above.

A map of the overall locations of the three optioned properties is as follows:

Belleville Property

Location and Access

The Belleville project lies about equidistant from the towns of Hawthorne and Tonopah (approximately 60 miles to either). It is situated in T4N, R34E, in Mineral County Nevada. The project is about 175 miles south-southeast of Reno, Nevada and approximately 250 miles northwest of Las Vegas, Nevada (see Figure 1, Location Map). Labor force, drill water and supplies would be available from Tonopah, Nevada, or Hawthorne, Nevada. Access is from Nevada SR 360, which junctions with US 95 about 12 miles north of the old abandoned mining and milling site of Belleville. From just south of Belleville, an unimproved gravel road heads westward across an alluvial fan and accesses the eastern part of the claims. The remainder of the claim block is not accessible by vehicle.

Elevations range from 5600 feet at the range front to over 6200 feet on the ridges to the west. Vegetation is sparse. Range front is relatively steep. Drainages are typically steep and rocky. Climate is typical high desert, western Nevada, with hot summers, cool evenings and some snow in the winter, especially at higher elevations. Exploration or mining could be conducted year round. The project is comprised of thirty-four, unpatented mining claims (approximately 680 acres) on land administered by the US Bureau of Land Management (BLM). Figure 2 is a map of the claims.

Figure 1

Figure 2

Description of Option Agreement

In order to earn the 70% interest in the Belleville property, we are required to make aggregate cash payments of $170,000 over a six year period and incur an aggregate of $1,320,000 in exploration expenditures over a seven year period.

Pursuant to the underlying option agreement between TAC Gold and Minquest, TAC Gold is required to issue an aggregate of 700,000 shares of its common stock to Minquest over the term of the underlying option agreement. Pursuant to our option agreement with TAC Gold, we are obligated to reimburse TAC Gold in either cash or restricted shares of our common stock for the fair market value of the TAC Gold shares that are issued to Minquest.

Below is a detailed schedule of the payments, exploration expenditures and stock issuances that are required under the option agreement for the Belleville property between our company and TAC Gold.

All American’s Portion
Anniversary Date	Payment	Share Issuance	Property Expenditure

August 4, 2010	Paid by TAC	TBD	Paid by TAC
August 4, 2011	$20,000	TBD	$120,000
August 4, 2012	$30,000	TBD	$150,000
August 4, 2013	$30,000	TBD	$200,000
August 4, 2014	$40,000	TBD	$200,000
August 4, 2015	$50,000	TBD	$250,000
August 4, 2016	$0	TBD	$400,000

TOTALS	$170,000		$1,320,000

History and Plan of Operation

To date, exploration efforts at Belleville have consisted of a mapping and sampling program, geophysical surveys, and a limited reverse circulation program in 2009. Three potential drilling targets have been identified at the Belleville Project, one of which is the set of gold bearing shear zones described above. The second drilling target is a geophysical anomaly indicating the apparent extension of the mineralized shears under pediment. Belleville's third target occurs at the intersection of the mineralized structures with a major lithologic contact.

We plan on reviewing the results of the past drilling and exploration programs but have so far identified an additional three potential drilling targets in of which will be located in the set of gold bearing zones described above. The second drill target is a geophysical anomaly indicating the apparent extension of the mineralized shears under pediment. The third target occurs at the intersection of the mineralized structures with a major lithologic contact. Drilling is planned for a later in 2011 but a specific date has, as yet, not been determined. We are working with TAC Gold and their JV partner Minquest on the development of a time line for the drilling program.

Mineralization

Exposed rocks at Belleville are meta-sediments and meta-volcanics of the Triassic Excelsior formation. Also exposed on the property is a granite intrusion of late Mesozoic age. Several old pits and adits are developed along two semi-parallel shears in the Excelsior package. These shears contain quartz veins, stockworks and varying amounts of iron and copper minerals. Rock chip samples from these workings have revealed as much as 53 parts per million (ppm) gold.

Significant gold and silver mineralization has so far been detected only within the NESW trending shear/vein systems described above. Although these shears are rarely more than a few feet wide, they persist for at least 1000 feet along strike. Surface samples were mainly grab samples from prospect pits and dumps. Sampling of the many short adits that occur on the property consisted of chip channel sampling across the ceilings (backs) which gives information on width as well as grade. All adit samples were across the veins using a 2.0 foot width (0.6 meters).

Adit sampling shows the northern vein zone to be the strongest. Within this zone adit BA-3 shows the best values with a high of 7.29 ppm gold. This part of the vein appears to be bending to the left which is consistent with dilation of a left lateral fault. This area is considered the best portion of a drilling target that extends from above the range front approximately 1,200 feet to the southwest. At the range front the structure is present but appears to be only weakly altered. This is the second drilling target defined at Belleville.

Examination of the surface geology within the Belleville project reveals a disconformable contact between a meta-andesite/basalt unit and underlying lithologies. This unit appears to sit unconformably not only on the slightly older meta-sediments and meta-volcanics, but also upon the gold-bearing shears. This scenario could produce a ‘pooling’ of mineralization underneath the meta-andesite, with the meta-andesite acting as a physical barrier to ascending mineral fluids. This is the third drilling target defined at Belleville.

Goldfield West Property

Location and Access

The Goldfield West Property is an advanced exploration property with defined targets including a defined resource comprised of 105 unpatented mining claims covering a total of 850 hectares, or 2100 acres. The property is located approximately 3.5 hours Northwest of Las Vegas, Nevada by car, and approximately 3 miles west of the town of Goldfield. The Goldfield West property is easily accessible by well-graded dirt roads.

R42E
T2S
T3S
Figure 2
Planned Drilling
Figure 4
Planned Drilling
Figure 3
Planned Drilling
Petroglyphs
Gemfield
Slaughterhouse Spring
Springs
1760
1860
1960
2060
4174000N
478000E
Road
Jeep Trail
N
FEET
0
2000
0
METERS
1000

ALL AMERICAN GOLD CORP.

GOLDFIELD WEST

LOCATION MAP

Figure 1

Description of Option Agreement

In order to earn the 35% interest in the Goldfield West property, we are required to make the following payments:

1.	to pay TAC Gold $200,000 on the date of execution of the option agreement (paid on September 14, 2010) and $100,000 by November 21, 2010 (paid on November 24, 2010);

2.	aggregate cash payments of $98,000 over a seven year period; and;

3.	incur an aggregate of $770,000 in exploration expenditures over a seven year period.

Upon payment of the $300,000 to TAC Gold Inc. (paid as to $200,000 on September 14, 2010 and $100,000 on November 24, 2010), we earned a 35% interest in the Goldfield West Property. In order to maintain this 35% interest, we are required to aggregate cash payments of $98,000 over a seven year period and incur an aggregate of $770,000 in exploration expenditures over a seven year period as described in the table below.

Pursuant to the underlying option agreement between TAC Gold and Minquest, TAC Gold is required to issue an aggregate of 1,100,000 shares of its common stock to Minquest over the term of the underlying option agreement. Pursuant to our option agreement with TAC Gold, we are obligated to reimburse TAC Gold in either cash or restricted shares of our common stock for the fair market value of the TAC Gold shares that are issued to Minquest.

Below is a detailed schedule of the payments, exploration expenditures and stock issuances that are required under the option agreement for the Goldfield West property between our company and TAC Gold.

All American’s Portion	35% of Goldfield West		35% of Goldfield West
Payment Date	Payment	Share Issuance	Property Expenditure

September 14, 2010	$200,000 (paid)	Nil	Nil
November 21, 2010	$100,000 (paid)	Nil	Nil
January 20, 2011	$7,000	TBD	$70,000
January 20, 2012	$10,500	TBD	$70,000
January 20, 2013	$10,500	TBD	$87,500
January 20, 2014	$14,000	TBD	$105,000
January 20, 2015	$14,000	TBD	$122,500
January 20, 2016	$17,500	TBD	$140,000
January 20, 2017	$24,500	TBD	$175,000

TOTALS	$398,000		$770,000

Plan of Operation

Goldfield West has been permitted for a total of 21 holes and drilling will continue in order to further define the overall potential of the property. Once the results of the above noted drill holes assays have been released and we have further opportunity to study their implications further exploration work will be scheduled for the project in concert with TAC Gold, the operator, and Minquest.

Mineralization

Geologically, the Goldfield West property encompasses an area of Tertiary volcanic and volcanoclastic rocks. The USGS (US Geological Survey) and several mineral exploration companies hypothesize that the western edge of a caldera rim runs through the property. Historic work conducted has led to the completion of 138 drill holes. Combined geophysical surveys, geochemical sampling and 23 reverse circulation drill holes within the Nevada Eagle and South targets have tended to confirm the existence of a gold-bearing hydrothermal system associated with the argillization and silification of host rocks proximal to feeder structures.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 7, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Brent Welke Director, President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer 4839 College Avenue, Indianapolis, Indiana	2,500,000 common shares –	2.7%
Ma Cheng Ji Director Ste. 706 – No. 1277 Ding Xi Road Shanghai, China 200050	25,000,000 –	26.9%
Directors and Executive Officers as a Group(1)	27,500,000 common shares	29.6%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 7, 2011. As of March 7, 2011, there were 92,900,000 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Brent Welke	Director, President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer	64	December 1, 2010
Ma Cheng Ji	Director	64	September 13, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Brent Welke

Since August 2002 to present, Mr. Welke has been an attorney practicing various areas of law such as estates, class actions, consumer protection and bankruptcy, and post conviction criminal litigation.

From April 2007 to August 2008, he was the chief executive officer of Agnova Corporation, a high tech soil supplement company. As a chief executive officer, Mr. Welke’s responsibilities included overseeing the company’s day-to-day activities.

Mr. Welke earned a B.A. in finance degree in 1967 from Michigan State University and earned a Juris Doctorate degree in 1972 from Indiana State University.

Ma Cheng Ji

Mr. (Jack) Ma Cheng Ji is the Managing Director of Jiujiang Gaofeng Mining Industry Company, a production and exploration mining company focused in the Central China region. Mr. Ma is also the President of Shanghai Trust Investment Consultant Co., Ltd, where he specializes in research and analysis of Asian public equity markets; he also provides management consultation to both public and private enterprises. Mr. Ma graduated in 1961 with a Bachelor’s degree in publishing from Shanghai Publishing College and received a postgraduate degree in comparative literature from Japan University in Tokyo in 1989. He is also a director of Biopack Environmental Solutions – OTC-BB “BPAC”.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended May 31, 2010 and 2009; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended May 31, 2010 and 2009, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brent Welke Director, President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer(1)	2010 2009	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Ma Cheng Ji Current Director Former President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer (2)	2010 2009	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Mr. James Yiu (Yiu Yeung Lung James) Former Director, President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer (3)	2010 2009	4,752 3,225	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	4,752 3,225

(1)	Mr. Welke was appointed the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director of our company on December 1, 2010.

(2)	Mr. Ma Cheng Ji is a director of our company. Mr. Ma Cheng Ji resigned as President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of our company on December 1, 2010.

(3)	Mr. James Yiu resigned as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director of our company on July 22, 2010.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Employment/Consulting Agreements with Directors or Officers

On December 1, 2010, we entered into a consulting agreement with Brent Welke, for a term of 36 months, whereby Mr. Welke has agreed to provide our company with various consulting services as president, secretary, treasurer, chief executive officer, chief financial officer and director of our company. As compensation, we have agreed to issue 2,500,000 restricted shares of our common stock as well as pay US$1,000 on the first day of each of the 36 months, pursuant to the terms of the consulting agreement.

Outstanding Equity Awards at Fiscal Year-End

As at May 31, 2010, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended May 31, 2010.

Options Grants in the Year Ended May 31, 2010

During the year ended May 31, 2010, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended May 31, 2010 and Year End Option Values

There were no stock options exercised during the year ended May 31, 2010 and no stock options held by our executive officers at the end of the year ended May 31, 2010.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended May 31, 2010.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended May 31, 2010, we did not pay any compensation or grant any stock options to our directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

On December 1, 2010, we entered into a consulting agreement with Brent Welke, for a term of 36 months, whereby Mr. Welke has agreed to provide our company with various consulting services as president, secretary, treasurer, chief executive officer, chief financial officer and director of our company. As compensation, we have agreed to issue 2,500,000 restricted shares of our common stock as well as pay US$1,000 on the first day of each of the 36 months, pursuant to the terms of the consulting agreement.

Mr. Ma Cheng Ji, a director of our company, has loaned $25,000 to our company.

Corporate Governance

We currently act with two directors, consisting of Brent Welke and Ma Cheng Ji. We have determined that we do not have a director that would be considered an “independent director” as defined by Rule 5605(a) of the Nasdaq Listing Rules.

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol “AAGC.” The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
November 30, 2010	$N/A(3)	$N/A(3)
August 31, 2010	$0.095	$0.095
May 31, 2010	$N/A(2)	$N/A(2)
February 28, 2010	$N/A(2)	$N/A(2)
November 30, 2009	$N/A(2)	$N/A(2)
August 31, 2009	$N/A(2)	$N/A(2)
May 31, 2009	$N/A(2)	$N/A(2)

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
February 28, 2009	$N/A(2)	$N/A(2)
November 30, 2008	$N/A(2)	$N/A(2)

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2) We were quoted on the OTCBB on June 29, 2010.

Our common shares are issued in registered form through Madison Stock Transfer, Inc. of 1688 East 16th Avenue, Suite 7, Brooklyn, NY 11229-0145 which is our stock transfer agent. They can be contacted by telephone at (718) 627-4453 and by facsimile at (718) 627-6341.

On March 7, 2011, the shareholders' list showed 20 registered shareholders and 92,900,000 common shares outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities for the year ended May 31, 2010.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On May 31, 2006, we issued 50,000,000 shares of our common stock at a price of $0.001 per share for proceeds of $5,000. These shares were issued pursuant to an exemption from registration upon reliance on section 4(2) of the Securities Act of 1933.

On March 23, 2007, we issued 22,000,000 shares of our common stock at a price of $0.01 per share for proceeds of $22,000 to eight (8) non-US persons. We have issued all of the shares to non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 30, 2011, we issued 2,500,000 restricted shares to Mr. Welke, an executive officer and director of our company, pursuant to the terms of his consulting agreement with our company. These shares were issued pursuant to an exemption from registration upon reliance on section 4(2) of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 800,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 7, 2011, there were 92,900,000 shares of our common stock issued and outstanding that are held by 20 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of our company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article XII of our Articles of Incorporation;

  Bylaw IX of our Bylaws, filed as Exhibit 3.2 to this registration statement; and

  WBCA, Section 17-16-851.

The effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making our company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Presently our directors and officers are not covered by liability insurance. However, our Articles of Incorporation state that we may indemnify our officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Osprey exists which would affect his liability in that capacity.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 30, 2011, we issued 2,500,000 restricted shares to Mr. Welke, an executive officer and director of our company, pursuant to the terms of his consulting agreement with our company. These shares were issued pursuant to an exemption from registration upon reliance on section 4(2) of the Securities Act of 1933.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Our management has determined that, as of the closing of the property acquisitions above, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit	Description
Number
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our SB-2 Registration Statement filed January 1, 2008).
3.2	Bylaws (incorporated by reference from our SB-2 Registration Statement filed January 1, 2008).
3.3	Articles of Amendment (incorporated by reference from our Current Report on Form 8-K filed October 18, 2010)
(10)	Material Contracts
10.1	Subscription Agreement with Cityglory Consultants Limited regarding convertible debenture. (incorporated by reference from our Current Report on Form 8-K filed on August 26, 2010)
10.2	Property Option Agreement with TAC Gold Inc. on Belleville Property dated August 23, 2010. (incorporated by reference from our Current Report on Form 8-K filed on August 26, 2010)
10.3	Letter Agreement with TAC Gold Inc. regarding Iowa Canyon Property dated August 23, 2010. (incorporated by reference from our Current Report on Form 8-K filed on August 26, 2010)
10.4	Property Option Agreement with TAC Gold Inc. on Goldfields West Property dated August 23, 2010. (incorporated by reference from our Current Report on Form 8-K filed on August 26, 2010)
10.5	Consulting Agreement between our company and Brent Welke dated December 1, 2010. (incorporated by reference from our Current Report on Form 8-K filed on December 14, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GOLD CORP.

“Brent Welke”
Brent Welke
President

Date: March 7, 2011